UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2008

ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On September 4, 2008, Stephen K. Burley, M.D., D.Phil. tendered his resignation from the board of directors of Oncothyreon Inc., effective immediately.

Dr. Burley serves as the Chief Scientific Officer and Senior Vice President of SGX Pharmaceuticals, Inc., which was acquired by Eli Lilly and Company on August 20, 2008.  Dr. Burley will be joining Eli Lilly as a Distinguished Lilly Scholar on September 5, 2008. Dr. Burley has informed Oncothyreon that he is being required to resign from the board of directors by Eli Lilly.  Dr. Burley has been an Oncothyreon director since June 2008, and was serving on its Corporate Governance and Nominating Committee. There are no disagreements between Oncothyreon and Dr. Burley that caused or contributed to Dr. Burley’s resignation.

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Edward A. Taylor
Edward A. Taylor
Chief Financial Officer and VP of Finance and Administration

Date: September 5, 2008